UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________________________________________________

Post-Effective Amendment No. 1 to
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SUPER MICRO COMPUTER, INC.
  __________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	77-0353939
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

980 Rock Avenue
San Jose, California 95131
(408) 503-8000
(Address of principal executive offices, including zip Code)

2006 EQUITY INCENTIVE PLAN
2016 EQUITY INCENTIVE PLAN
(Full title of the plans)
  ________________________________________________________________________________________________________________________________________________

Charles Liang	Copy to:
President, Chief Executive Officer and Chairman of the Board	Alan Seem
(Principal Executive Officer)	Jones Day
Super Micro Computer, Inc.	1755 Embarcadero Road
980 Rock Avenue	Palo Alto, CA 94303
San Jose, California 95131	(650) 739-3939
(408)503-8000
(Name, Address and Telephone Number of agent for service)

________________________________________________________________________________________________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed by Super Micro Computer, Inc. (the “Company”) solely to include as an exhibit the consent of its independent registered public accounting firm to the incorporation by reference of its reports on the financial statements appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019. The consent was omitted from such Form 10-K. Other than the addition of the consent as an exhibit to this Post-Effective Amendment No. 1, there is no change to any information contained in the original Registration Statement on Form S-8 (File No. 333-210881) filed with the Securities and Exchange Commission on April 22, 2016.

Item 8.	Exhibits

(a) The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, California, on December 20, 2019.

SUPER MICRO COMPUTER, INC.

By:	/s/ Charles Liang
Name: Charles Liang Title: President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles Liang and Kevin Bauer, and each of them, as their true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 and this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHARLES LIANG	President, Chief Executive Officer and	December 20, 2019
Charles Liang	Chairman of the Board (Principal Executive Officer)

/s/ KEVIN BAUER	Senior Vice President, Chief Financial	December 20, 2019
Kevin Bauer	Officer (Principal Financial and Accounting Officer)

/s/ SARA LIU	Director	December 20, 2019
Sara Liu

/s/ DANIEL W. FAIRFAX	Director	December 20, 2019
Daniel W. Fairfax

/s/ MICHAEL S. MCANDREWS	Director	December 20, 2019
Michael S. McAndrews

/s/ HWEI-MING (FRED) TSAI	Director	December 20, 2019
Hwei-Ming (Fred) Tsai

/s/ SARIA TSENG	Director	December 20, 2019
Saria Tseng

/s/ SHERMAN TUAN	Director	December 20, 2019
Sherman Tuan

/s/ TALLY LIU	Director	December 20, 2019
Tally Liu